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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                HEALTHDYNE TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                       INVACARE CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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                             [INVACARE LETTERHEAD]

                                                                   June 27, 1997

     DON'T BE FOOLED--HEALTHDYNE'S BOARD STILL REFUSES TO SELL THE COMPANY

               IT'S TIME TO ELECT A BOARD TO ACT ON YOUR BEHALF.
                        VOTE YOUR GOLD PROXY CARD TODAY!

    DEAR FELLOW HEALTHDYNE SHAREHOLDER:

    After months of fruitless attempts to get Healthdyne's Board to negotiate a sale of the company, it is now time for the shareholders -- the real owners of Healthdyne -- to express their views.

    Your task is simple: if you want to elect a board of directors committed to conducting an auction to sell Healthdyne at the best available price, vote the enclosed GOLD proxy card to replace the current Healthdyne Board with Invacare's qualified, independent nominees.

    We also seek your vote in favor of Invacare's four corporate governance proposals. These proposals would further facilitate a sale of Healthdyne if the shareholders were in favor of such a transaction.

                  DECIDE FOR YOURSELF IF THE HEALTHDYNE BOARD
                     HAS BEEN ACTING IN YOUR BEST INTERESTS

    Invacare made its original tender offer for Healthdyne on January 27 for a price of $13 cash per share -- which represented a handsome premium of more than 45% over Healthdyne's $8.88 closing price on December 31, 1996, the day before Invacare made its initial acquisition proposal to Healthdyne.

    SINCE THEN, EVEN THOUGH HEALTHDYNE REFUSED TO CONDUCT ANY DISCUSSIONS OR NEGOTIATIONS WITH US, WE HAVE INCREASED OUR OFFER TWICE AND NOW OUR $15 PER SHARE "BEST AND FINAL" OFFER REPRESENTS A PREMIUM OF APPROXIMATELY 70%.

    During this time, we have repeatedly invited Healthdyne to enter into discussions or negotiations with us.
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    Unfortunately, our efforts to spur the Healthdyne Board to negotiate with us on your behalf have been unsuccessful. Instead, the Healthdyne Board has been busy entrenching itself as deeply as possible:

   - THE HEALTHDYNE BOARD TRIED TO USURP THE RIGHTS OF SHAREHOLDERS OF ALL GEORGIA PUBLIC CORPORATIONS THROUGH A "MIDNIGHT RAID" IN THE GEORGIA STATE LEGISLATURE. The proposed legislation -- which fortunately did not pass -- would have automatically forced the boards of directors of all Georgia public corporations to be staggered. If this effort had succeeded, it would have eliminated your ability to replace a majority of Healthdyne's directors for as much as two years.

   - THE BOARD HAS INSTALLED AND REFUSES TO REMOVE A "DEAD-HAND" PROVISION IN ITS "POISON PILL" DEFENSE. The "dead-hand" provision would not allow a new Board elected by you to nullify the pill to permit a sale to go forward. As described in the enclosed proxy statement, we believe the "dead-hand" is illegal and have challenged it in court. Additionally, we are asking you to vote FOR a proposal which would require the current Board to remove the "dead-hand", although Healthdyne has challenged this proposal in court.

   - After more than six months of blatant stonewalling, including delaying the Annual Meeting as long as possible, the Board now says, on the eve of this proxy contest, that it will "explore alternatives" to our offer and "talk to third parties" -- BUT THEY STUBBORNLY MAINTAIN THAT HEALTHDYNE IS NOT FOR SALE.

   - Furthermore, they have said they will only be willing to talk with Invacare if we drop our tender offer and proxy fight, leaving the shareholders with no choice at the Annual Meeting. We of course can not accept these outrageous conditions.

                  DON'T BE FOOLED! VOTE YOUR GOLD PROXY TODAY.

    In light of their stonewalling and disingenuous statements, ask yourself if you can trust the current Board to sell the company promptly.

   - If the current Board is reelected and fails to sell the company, what will happen to the price of your stock? REMEMBER THAT HEALTHDYNE'S STOCK, WHICH HAD BEEN TRADING SLIGHTLY ABOVE OUR OFFER PRICE, PLUMMETED TO THE $11 RANGE WHEN HEALTHDYNE ALMOST SUCCEEDED IN BLOCKING OUR OFFER IN THE GEORGIA LEGISLATURE.

   - As we stated when we raised our offer, if our nominees are not elected, we will evaluate our options at that time, including withdrawing our offer. ASK YOURSELF WHETHER THE HEALTHDYNE BOARD WILL CONTINUE EVEN TO "EXPLORE ALTERNATIVES" IF OUR OFFER GOES AWAY.

   - Finally, don't be distracted by Healthdyne's ridiculous statement that if Invacare's nominees win the proxy contest, we might not pursue our offer. Why would we waste the time and money on this nearly seven-month takeover battle only to walk away after our nominees are elected and our offer can finally be considered? It can't be, as they claim, merely to gain "control" of Healthdyne -- Invacare does not control these independent nominees and, in any case, Invacare wants to acquire Healthdyne, not just "control" it.
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    THE NOMINEES PROPOSED BY INVACARE ARE AN OUTSTANDING GROUP OF BUSINESS
LEADERS, FIVE OF WHOM SERVE ON THE BOARDS OF PUBLIC COMPANIES. They include Chairmen of the Board, Presidents and CEOs, and a managing partner of a well-respected law firm.

    Their backgrounds and credentials are listed beginning on page 6 of our proxy statement. You should take the time to contrast our nominees' accomplishments to the resumes of Healthdyne's nominees in their proxy statement.

    If elected, our nominees are fully committed to acting as independent directors in your best interests and conducting a prompt auction and sale of Healthdyne at the best available price and terms. Of course, we hope that Invacare is the successful bidder, but the nominees fully intend to promptly solicit and review all bona fide offers.

            IT'S FINALLY TIME FOR THE BOARD'S ENTRENCHMENT GAMES TO
             STOP AND FOR THE SHAREHOLDERS TO DECIDE THE COURSE OF
                              HEALTHDYNE'S FUTURE

    Healthdyne's annual meeting is scheduled for July 30. Your vote -- no matter how many or few shares you own -- is critical. Please take some time to study the enclosed proxy statement carefully and then execute and mail the enclosed GOLD proxy card. Please do so today. I hope you will also consider attending the meeting so that I will have an opportunity to meet you personally.

    REPLACING THE HEALTHDYNE BOARD AND APPROVING OUR PROPOSALS MAY BE YOUR ONLY REAL CHANCE TO HAVE THE OPPORTUNITY TO RECEIVE A SIGNIFICANT PREMIUM FOR YOUR SHARES NOW.

    We appreciate your support of our nominees and our corporate governance proposals. If you have questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc., which is assisting us with this transaction, toll-free at (800) 322-2885.

                                      Sincerely,

                                      /s/ A. Malachi Mixon, III

                                      A. MALACHI MIXON, III
                                      CHAIRMAN OF THE BOARD &
                                        CHIEF EXECUTIVE OFFICER
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If you have any questions or need assistance in completing the GOLD proxy card, please contact:

                            MACKENZIE PARTNERS, INC.

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885